       As filed with the Securities and Exchange Commission on February 12, 1996
                                                  Registration No. _____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                       PERSONAL COMPUTER PRODUCTS, INC.
              (Exact name of issuer as specified in its charter)

           DELAWARE                                        33-0021693
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

           11031 VIA FRONTERA SUITE 100, SAN DIEGO, CALIFORNIA 92127
              (Address of principal executive offices) (Zip Code)

                               -----------------

                         ENGINEERING COMPENSATION PLAN
                           (Full title of the plan)

                               -----------------

                              EDWARD W. SAVARESE
                     C/O PERSONAL COMPUTER PRODUCTS, INC.
           11031 VIA FRONTERA SUITE 100, SAN DIEGO, CALIFORNIA 92127
                    (Name and address of agent for service)
                                (619) 485-8411
         (Telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

                                                         Proposed
                Title of                                  Maximum        Proposed
               Securities                    Amount      Offering        Maximum         Amount of
                 to be                        to be      Price per      Aggregate       Registration
               Registered                  Registered      share      Offering Price         Fee
               ----------                  ----------    ---------    --------------    ------------
Common Stock, $0.005 par value; Written     568,000(1)     $0.20        $113,600(2)        $100.00
Compensation Agreements with Employees

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Personal Computer Products, Inc. options related to the written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 as follows: 568,000 shares at $0.20 per share.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.
             -----------------

             See Exhibit 99.1

     Item 2. Registrant Information and Employee Plan Annual Information.
             ------------------------------------------------------------

             See Exhibit 99.1


PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Personal Computer Products, Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 568,000 shares of the Registrant's Common Stock for issuance pursuant to options related to the Registrant's written Compensation Agreements with its Employees.

Item 3. Incorporation of Certain Documents by Reference
        -----------------------------------------------

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

          (a) The Registrant's Annual Report on Form 10-KSB, for the fiscal year ended June 30, 1995.

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-KSB.

          (c) The Registrant's Form 8-A filed on July 6, 1984 pursuant to
          Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        --------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

       (b) Article X of the Bylaws of the Registrant provides that the Registrant shall indemnify its officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant shall be paid by the Registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

       (c) Article Fourth of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted by such Section 145.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not Applicable.

Item 8. Exhibits
        --------

        Exhibit Number   Exhibit
        --------------   -------
        5.               Opinion of Steven L. Siskind
        23.1             Consent of Independent Accountants - Boros & Farrington APC
        23.2             Consent of Steven L. Siskind is contained in Exhibit 5
        99.1             Summary and Prospectus
        99.2             Form of Stock Option Agreement
        99.3             Compensation Agreement

Item 9. Undertakings
        ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events which individually, or together, represent a fundamental change in the information in the Registration Statement, and (iii) to include any additional or changed material information on the plan of distribution; provided, that as to paragraphs (1)(i) and (1)(ii) the information required in a post-effective amendment may be incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The remainder of this page has been intentionally left blank.
         -------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of February, 1996.

                                PERSONAL COMPUTER PRODUCTS, INC.


                                ----------------------------------------
                                Edward W. Savarese
                                Vice Chairman, President and
                                Chief Executive Officer


                                ----------------------------------------
                                Ralph R. Barry
                                Chief Financial Officer,
                                Secretary and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                     Date
       ---------                      -----                     ----

_______________________      Vice Chairman, President,   February  12, 1996
(Edward W. Savarese)          Chief Executive Officer
                                   and Director
                          (Principal Executive Officer)

_______________________       Chief Financial Officer,   February  12, 1996
(Ralph R. Barry)              Secretary and Treasurer,
                          (Principal Financial Officer)

_______________________       Executive Vice President   February  12, 1996
(Brian Bonar)                        and Director


_______________________                Chairman          February  12, 1996
(Harry J. Saal)

_______________________                Director          February  12, 1996
(Irwin Roth)


                                 EXHIBIT INDEX

Exhibit Number     Exhibit
5.               Opinion of Steven L. Siskind
23.1             Consent of Independent Accountants - Boros & Farrington APC
23.2             Consent of Steven L. Siskind is contained in Exhibit 5
99.1             Summary and Prospectus
99.2             Form of Stock Option Agreement
99.3             Compensation Agreement